Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE: May 16, 2012

CRC Health Corporation Reports Operating Results

For the Three Months Ended March 31, 2012

CUPERTINO, CA, May 16, 2012—CRC Health Corporation (“CRC” or the “Company”), a leading provider of substance abuse treatment and adolescent youth services through its wholly owned consolidated subsidiaries, announced its results for the three months ended March 31, 2012.

Three Months Ended March 31, 2012 Operating Results:

Net revenue for the three months ended March 31, 2012 increased $3.0 million, or 3%, to $108.9 million compared to the same period in 2011. For the three months ended March 31, 2012, operating income was flat compared to the same period in 2011 due to an increase of $3.1 million or 3%, in our operating expenses. Adjusted EBITDA decreased $3.5 million, or 14%, to $20.9 million compared the same period in 2011.

“Our operating performance this quarter was mixed” said Andy Eckert, Chief Executive Officer. “We achieved modest revenue growth, quarter over quarter, but our profitability declined due to planned investments in our sales force expansion and clinical quality function. We front-loaded these investments early in the fiscal year so as to build momentum throughout 2012.” Eckert continued, “We made good progress in the quarter deploying our enhanced sales force. We now have coverage in every major metropolitan area in the United States. In addition, we have seen meaningful improvements in our ability to convert inquiries to actual admissions across our portfolio of programs. Our clinical quality and customer satisfaction focus is taking hold as well. In the first quarter, we improved customer satisfaction in each of 35 different parameters we survey monthly.”

The following table presents the Company’s net revenue, operating income, Adjusted EBITDA and Adjusted EBITDA margin by division (in thousands, except for percentages):

	Three Months Ended March 31,
			2012 vs 2011
	2012	2011	$ Change	% Change
Net revenue:
Recovery	$87,096	$85,458	$1,638	2%
Youth	16,302	14,258	2,044	14%
Weight Management	5,483	6,128	(645)	(11)%
Corporate	23	43	(20)	(47)%

Total Company	$108,904	$105,887	$3,017	3%

Operating income (loss):
Recovery	$25,059	$28,174	$(3,115)	(11)%
Youth	(1,619)	(5,345)	3,726	70%
Weight Management	(444)	776	(1,220)	(157)%
Corporate	(8,750)	(9,227)	477	5%

Total Company	$14,246	$14,378	$(132)	(1)%

Adjusted EBITDA:
Recovery	$27,887	$30,852	$(2,965)	(10)%
Youth	(868)	(2,088)	1,220	58%
Weight Management	(212)	1,035	(1,247)	(120)%
Corporate	(5,898)	(5,345)	(553)	(10)%

Total Company	$20,909	$24,454	$(3,545)	(14)%

Adjusted Operating margin:
Recovery	32%	36%
Youth	(5)%	(15)%
Weight Management	(4)%	17%
Total Company	19%	23%

Adjusted Operating margin is defined as Adjusted EBITDA divided by net revenue.

Three Months Ended March 31, 2012 Compared to Three Months Ended March 31, 2011

Recovery:

•

Net revenue increased $1.6 million, or 2%, to $87.1 million compared to the prior-year quarter. Net revenue increased due to a $2.6 million increase from CTCs, offset by a $1.0 million decrease from residential facilities. The CTCs increased due to both patient days and net revenue per patient day improvements. Residential facilities decreased primarily due to a temporary suspension of admissions at one of our residential facilities in Tennessee partially offset by an increase in revenues from our commercial payor programs. In March 2012, we received notice that the admission suspension would not be extended and we re-opened the facility in April 2012.

•

Operating income decreased by $3.1 million or 11% due to an increase of $4.8 million or 8%, in operating expenses. This increase was primarily due to higher salaries and benefits resulting from higher levels of revenues as well as from investments in sales and marketing and clinical quality management.

•	Adjusted EBITDA decreased $3.0 million to $27.9 million from the comparable prior-year period.

Youth:

•

Net revenue increased $2.0 million, or 14% to $16.3 million, compared to the prior-year quarter. This was primarily due to a $1.0 million increase in residential facilities and a $1.0 million increase in outdoor programs. Residential program revenues increased primarily due to an improved student length of stay. Outdoor programs increased due to an increase in both patient days and net revenue per patient day primarily due to lower discounting.

•

Operating income increased by $3.7 million, due to a decrease of $1.7 million, or 9% in operating expenses. This decrease was primarily due to a $1.9 million decrease in asset impairments relative to the year ago period.

•	Adjusted EBITDA increased $1.2 million to $(0.9) million from the comparable prior-year period.

Weight Management:

•	Net revenue decreased $0.6 million, or 11%, to $5.5 million compared to the prior-year quarter. This decrease was driven primarily driven by a drop in the net revenue per patient day.

•

Operating income decreased by $1.2 million due to an increase of $0.6 million, or 11%, in operating expenses. Operating expenses increased due to an increase in salaries and benefits as well as in the provision for doubtful accounts.

•	Adjusted EBITDA decreased $1.2 million to $(0.2) million from the comparable prior-year period.

Credit Agreements:

Under the terms of our borrowing arrangements, we are required to comply with various covenants, including the maintenance of certain financial ratios, the calculations of which are based on Adjusted EBITDA, as defined in our credit agreements. As of March 31, 2012, we were in compliance with all such covenants.

The computation of Adjusted EBITDA is provided below solely to provide an understanding of the impact that Adjusted EBITDA has on our ability to comply with certain covenants in our borrowing arrangements that are tied to these measures and to borrow under the credit facility. Adjusted EBITDA should not be considered as an alternative to net income (loss) or cash flows from operating activities (which are determined in accordance with GAAP) and is not being presented as an indicator of operating performance or a measure of liquidity. Other companies may define Adjusted EBITDA differently and as a result, such measures may not be comparable to our Adjusted EBITDA.

The following table reconciles our net income (loss) to our Adjusted EBITDA (in thousands).

	Three Months Ended March 31,
	2012	2011
NET INCOME (LOSS)
Net income (loss)	$743	$(887)
Depreciation and amortization (1)	4,825	4,903
Income tax expense (benefit) (1)	763	(687)
Interest expense (1)	11,788	11,936

EBITDA	18,119	15,265
ADJUSTMENTS TO EBITDA:
Discontinued operations	584	782
Asset impairment (1)	—	4,401
Non-impairment restructuring activities (1)	717	1,905
Stock-based compensation expense	485	736
Foreign exchange translation	(30)	1
Loss (gain) on fixed asset disposal	40	(29)
Management fees	575	891
Non-recurring legal costs	316	—
Debt refinancing costs	108	542
Other non-cash charges and non-recurring costs	(5)	(40)

Total pro forma adjustments to EBITDA	2,790	9,189

ADJUSTED EBITDA	$20,909	$24,454

(1)	Includes amounts related to both continuing operations and discontinued operations.

Liquidity:

Total debt declined by $4.2 million during the three months ended March 31, 2012. The leverage ratio at March 31, 2012 was 5.79, below the covenant upper limit of 6.75. The interest coverage ratio was 2.55, above the covenant lower limit of 2.00. Cash at the end of the quarter was $9.6 million and the availability on the revolving line of credit, after giving effect to outstanding letters of credit, was $17.6 million.

On March 7, 2012, $80.9 million of Term Loans maturing on February 6, 2013 were refinanced with the cash proceeds (net of related fees and expenses) of new Term Loans. The principal amount, at March 31, 2012, of $82.6 million, net of discount of $3.4 million matures on November 16, 2015, the same date as the Company’s other outstanding Term Loans.

Key Operating Statistics:

	Three Months Ended March 31
	2012	2011
Recovery:
Residential facilities:
Number of facilities—end of period	46	51
Available beds—end of period	1,958	2,076
Patient days	139,838	150,210
Net revenue per patient day	$391.63	$370.66
CTCs:
Number of clinics—end of period	57	54
Patient days	2,505,971	2,377,284
Net revenue per patient day	$12.90	$12.53
Youth:
Residential facilities:
Number of facilities—end of period	9	17
Patient days	38,574	34,964
Net revenue per patient day	$282.83	$283.38
Outdoor programs:
Number of facilities—end of period	7	7
Patient days	11,248	9,306
Net revenue per patient day	$479.37	$467.44
Weight Management:
Number of facilities—end of period	18	18
Patient days	15,558	15,735
Net revenue per patient day	$352.42	$389.45

Other Data (in thousands except ratios):

	March 31, 2012	December 31, 2011
Total Adjusted Debt (1)	$588,567	$592,391
Cash Interest Expense (2)	$39,809	$41,293
Adjusted EBITDA (2)	$101,595	$104,880

Debt Covenant Ratios

Leverage Ratio (3)	5.79	5.65
Maximum Required Leverage Ratio per Credit Facility	6.75	6.75
	Compliant	Compliant
Interest Coverage Ratio (4)	2.55	2.54
Minimum Required Interest Coverage Ratio per Credit Facility	2.00	2.00
	Compliant	Compliant

1.	Includes debt of discontinued operations of $206 and $395 at March 31, 2012 and December 31, 2011 respectively.
2.	Calculated over the four trailing quarters
3.	Leverage ratio is defined as the Company’s total adjusted debt (total debt including discontinued operations less cash and cash equivalents in excess of $0.5 million) divided by the Adjusted EBITDA for the respective four trailing quarters. The most comparable GAAP ratio is total adjusted debt at the same date divided by earnings from continuing operations before income taxes for the respective four quarters.
4.	Interest coverage ratio is defined as the Company’s Adjusted EBITDA for the respective four trailing quarters divided by the cash interest expense over the same period.

CRC HEALTH CORPORATION

CONSOLIDATED BALANCE SHEETS

MARCH 31, 2012 AND DECEMBER 31, 2011

(in thousands, except share amounts)

	March 31, 2012	December 31, 2011
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$9,644	$10,183
Restricted cash	605	328
Accounts receivable—net	36,554	36,196
Prepaid expenses	9,590	8,372
Other current assets	2,589	2,638
Income taxes receivable	26	516
Deferred income taxes	6,791	6,365
Current assets of discontinued operations	1,073	1,261

Total current assets	66,872	65,859

PROPERTY AND EQUIPMENT—Net	126,550	126,840
GOODWILL—Net	523,792	523,792
OTHER INTANGIBLE ASSETS—Net	300,037	301,347
OTHER ASSETS—Net	22,649	21,119

TOTAL ASSETS	$1,039,900	$1,038,957

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$6,257	$4,994
Accrued liabilities	32,312	32,039
Current portion of long-term debt	35	7,050
Other current liabilities	14,788	12,612
Current liabilities of discontinued operations	2,347	2,511

Total current liabilities	55,739	59,206

LONG TERM DEBT	597,470	594,629
OTHER LONG-TERM LIABILITIES	8,731	8,331
LONG-TERM LIABILITIES OF DISCONTINUED OPERATIONS	6,951	6,797
DEFERRED INCOME TAXES	104,847	105,040

Total liabilities	773,738	774,003

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY
Common stock, $0.001 par value—1,000 shares authorized, issued and outstanding at March 31, 2012 and December 31, 2011	—	—
Additional paid-in capital	468,770	468,305
Accumulated deficit	(202,608)	(203,351)

Total stockholders’ equity	266,162	264,954

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,039,900	$1,038,957

CRC HEALTH CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2012 AND 2011

(In thousands)

	Three Months Ended March 31,
	2012	2011
NET REVENUE:
Net client service revenues	$108,904	$105,887

OPERATING EXPENSES:
Salaries and benefits	54,944	52,207
Supplies, facilities and other operating costs	32,522	30,641
Provision for doubtful accounts	2,368	1,841
Depreciation and amortization	4,824	4,873
Asset impairment	—	1,947

Total operating expenses	94,658	91,509

OPERATING INCOME	14,246	14,378
INTEREST EXPENSE	(11,787)	(11,933)
OTHER INCOME	243	208

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	2,702	2,653
INCOME TAX EXPENSE	1,212	954

INCOME FROM CONTINUING OPERATIONS, NET OF TAX	1,490	1,699
LOSS FROM DISCONTINUED OPERATIONS, NET OF TAX	(747)	(2,586)

NET INCOME (LOSS)	$743	$(887)

CRC HEALTH CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE THREE MONTHS ENDED MARCH 31, 2012 AND 2011

(In thousands)

	Three Months Ended March 31,
	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$743	$(887)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	4,825	4,903
Amortization of debt discount and capitalized financing costs	1,211	1,016
Asset impairment	—	4,401
Provision for doubtful accounts	2,450	1,870
Stock-based compensation	485	736
Deferred income taxes	(619)	—
Other operating activities	40	(67)
Changes in assets and liabilities:
Restricted cash	(277)	(351)
Accounts receivable	(2,688)	(5,515)
Prepaid expenses	(1,217)	981
Income taxes receivable and payable	489	(736)
Other current assets	49	(127)
Accounts payable	1,312	(26)
Accrued liabilities	(734)	(211)
Other current liabilities	2,216	1,678
Other long-term assets	119	(366)
Other long-term liabilities	564	(563)

Net cash provided by operating activities	8,968	6,736

CASH FLOWS FROM INVESTING ACTIVITIES:
Additions of property and equipment	(3,321)	(4,416)
Other investing activities	(17)	14

Net cash used in investing activities	(3,338)	(4,402)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under long-term debt	84,096	—
Repayment of long-term debt	(88,080)	(1,313)
Borrowings under revolving line of credit	13,000	2,500
Repayments under revolving line of credit	(13,505)	—
Capital distributed to Parent	(20)	(543)
Capitalized financing costs	(1,660)	(3,195)

Net cash used in financing activities	(6,169)	(2,551)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(539)	(217)
CASH AND CASH EQUIVALENTS—Beginning of period	10,183	7,111

CASH AND CASH EQUIVALENTS—End of period	$9,644	$6,894

SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITIES:
Purchases of property and equipment included in accounts payable	$368	$562

Payable related to acquisition	$118	$246

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	$14,306	$15,790

Cash paid for income taxes, net of refunds	$331	$49

Conference Call

CRC Health Corporation will host a conference call, open to all interested parties, on Friday, May 18, 2012 beginning at 4:00 PM Eastern Time (1:00 PM Pacific Time). The number to call within the United States is (877)-723-9523. Participants outside the United States should call (719) 325-4781. The conference ID is 8504678.

A replay of the conference call will be available starting at 7:00 PM Eastern Time on Friday, May 18, 2012 until 7:00 PM Eastern Time Friday, May 25, 2012. The replay number for callers within the United States is (888) 203-1112 or (719) 457-0820 from outside the United States and the conference ID for all callers is 8504678.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements related to trends and events that may affect or future financial position and operating results. Any statement contained in this release that is not statements of historical fact may be deemed forward-looking statements. For example, words such as “may”, “will”, “should”, “likely”, “expect”, “anticipate”, “estimate”, “believe”, “intend”, “potential” or “plan”, or comparable terminology, are intended to identify forward-looking statements. Such statements are based upon current expectations, estimates and assumptions, and entail various risks and uncertainties that could cause actual results to differ materially from those expressed in such forward-looking statements. Important factors known to us that could cause or contribute to material differences include, but are not limited to, the following:

•	Our substantial indebtedness;

•	Unfavorable economic conditions that have and could continue to negatively impact our revenues;

•	Failure to comply with extensive laws and governmental regulations given the highly regulated industry in which we operate and the ever changing nature of these laws and regulations;

•	Changes in reimbursement rates for services provided;

•	The significant economic contribution that certain regions and programs have to our operating results;

•	Claims and legal actions by patients, students, employees and others; failure to cultivate new, or maintain existing relationships with patient referral sources;

•	Competition;

•	Shortage in qualified healthcare workers;

•	Our employees election of union representation;

•	Difficult, costly or unsuccessful integrations of acquisitions;

•	The material weakness in our controls over financial reporting.

A more detailed discussion of many of these factors, as well as other factors that could affect the Company’s results, is contained in the Company’s periodic reports filed with the SEC. You should carefully consider each of these factors and all of the other information in this release. We believe that all forward-looking statements are based upon reasonable assumptions when made. However, we caution that it is impossible to predict actual results or outcomes and that accordingly you should not place undue reliance on these statements. Forward-looking statements speak only as of the date when made and we undertake no obligation to revise or update these statements in light of subsequent events or developments. Actual results and outcomes may differ materially from anticipated results or outcomes discussed in forward-looking statements. You are advised, however to consult any future disclosures we make on related subjects in future reports to the Securities and Exchange Commission (SEC).

About CRC Health Group

CRC Health Group is the most comprehensive network of addiction treatment and related behavioral health services in the nation. CRC offers the largest array of personalized treatment options, allowing individuals, families and professionals to choose the most appropriate treatment setting for their behavioral, addiction, weight management or therapeutic education needs. CRC is committed to making its services widely and easily available, while maintaining a passion for delivering advanced treatment. Since 1995, CRC has been helping individuals and families reclaim and enrich their lives. For more information, visit www.crchealth.com or call (877) 637-6237.

Contact:

CRC Health Corporation

LeAnne M. Stewart, 408-645-3160

Chief Financial Officer